EXHIBIT 10.49

FOURTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

This FOURTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 31, 2015 and effective as of December 31, 2014, and entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the lenders listed on the signature pages hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), and for purposes of Section 6 hereof, the other Loan Parties listed on the signature pages hereto.  Capitalized terms used but not defined herein having the meaning given them in the Credit Agreement (as hereinafter defined).

Recitals

Whereas, the Borrower, the Lenders from time to time party thereto, the Agents and the other parties thereto have entered into that certain Credit Agreement dated as of September 30, 2013, as amended by that certain First Amendment to Credit Agreement dated as of December 31, 2013, as amended by that certain Second Amendment to Credit Agreement dated as of May 14, 2014 and as amended by that certain Third Amendment and Waiver to Credit Agreement dated as of November 14, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

Whereas, the Borrower has requested an amendment and waiver to the Credit Agreement, pursuant to and in accordance with Section 9.08(a) of the Credit Agreement; and

Whereas, the Lenders and the Agents are willing to agree to the amendment and waiver requested by the Borrower, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, Lenders and Agents agree as follows:

1.AMENDMENTS TO CREDIT AGREEMENT.  Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1.Amendment to Section 1.01.

(a)Section 1.01 of the Credit Agreement shall be amended to add the following definitions in the appropriate alphabetical order:

“13-Week Budget” shall have the meaning assigned to such term in Section 5.04(p).

“Fourth Amendment” shall mean that certain Fourth Amendment and Waiver to Credit Agreement, dated as of March 31, 2015 and effective as of December 31, 2014, by and among the Borrower, the Loan Parties, the Lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

“Fourth Amendment Effective Date” shall have the meaning set forth in Section 5 of the Fourth Amendment.

(b)Section 1.01 of the Credit Agreement shall be amended by deleting the following definitions and replacing them with the following in lieu thereof:

“USAgencies” shall mean USAgencies, L.L.C., a Louisiana limited liability company and its Subsidiaries; provided, that from and after March 19, 2015, it shall mean Affirmative, L.L.C. a Louisiana limited liability company, formerly known as USAgencies, L.L.C., and its Subsidiaries.

“USCasualty” shall mean USAgencies Casualty Insurance Company, Inc., a Louisiana corporation; provided, that from and after March 3, 2015, it shall mean Affirmative Casualty Insurance Company, a Louisiana corporation, formerly known as USAgencies Casualty Insurance Company, Inc..

“USDirect” shall mean USAgencies Direct Insurance Company, Inc., a New York corporation; provided, that from and after March 3, 2015, it shall mean Affirmative Direct Insurance Company, a New York corporation, formerly known as USAgencies Direct Insurance Company, Inc..

1.2.Amendment to Section 2.05.  Section 2.05 of the Credit Agreement shall be amended by adding the following text after the existing text:

“The Borrower shall pay to each Lender (a) on the Fourth Amendment Effective Date a fee (the “Initial Fourth Amendment Fee”) equal to each such Lender’s pro rata share of an amount equal to 2.50% of the aggregate principal amount of all of the Term Loans outstanding as of the Fourth Amendment Effective Date, which Initial Fourth Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter, and shall be fully earned and due and payable on the Fourth Amendment Effective Date and (b) on July 31, 2015, and on the last day of each calendar month thereafter (or the next subsequent Business Day) to each Lender a fee (the “Delayed Fourth Amendment Fee” and, together with the Initial Fourth Amendment Fee, the “Fourth Amendment Fee”) equal to each such Lender’s pro rata share of an amount equal to 0.50% of the aggregate principal amount of all of the Term Loans outstanding as of such payment date, which Delayed Fourth Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter, and shall be fully earned and due and payable on such payment date; provided that (i) the Initial Fourth Amendment Fee shall be capitalized and added to the amount of the outstanding principal amount of the Term Loans, and (ii) the Borrower shall have the option, exercisable by written notice to Administrative Agent not less than three (3) Business Days prior to each date a Delayed Fourth Amendment Fee is due, to capitalize each such Delayed Fourth Amendment Fee and add the capitalized amount (each such amount (including the capitalized amount of the Initial Fourth Amendment Fee), a “PIK Amount”) to the then outstanding principal amount of Term Loans and in each such event described in clauses (i) and (ii), the PIK Amount with respect to Term Loans shall be deemed to have been paid with the proceeds of additional Term Loans by each Lender, in a principal amount equal to the fee due and payable to such Lender.  For all purposes under this Agreement, all PIK Amounts capitalized under this paragraph shall be treated as the principal amount of Term Loans, as applicable, once so capitalized, and the final payment due under 2.11(a) on the Maturity Date shall be deemed increased by such amount.

1.3.Amendment to Section 2.11(a).  Section 2.11(a) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

(a)  “On the dates set forth below, or if any such date is not a Business Day, the immediately preceding Business Day (each such date being called a “Repayment Date”), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a principal amount of the Loans (as adjusted from time to time pursuant to Sections 2.05, 2.11(b), 2.12 and 2.13(g)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
December 31, 2013	$2,000,000
March 31, 2014	$2,000,000
June 30, 2014	$2,000,000
September 30, 2014	$2,000,000
December 31, 2014	$3,500,000
June 30, 2015	$7,000,000
September 30, 2015	$3,500,000
December 31, 2015	$4,500,000
Maturity Date	$13,500,000 (as such amount may be increased pursuant to Section 2.05)”

1.4.Amendment to Section 5.04.  Section 5.04 of the Credit Agreement shall be amended by adding the following clause (o) and (p):

“(o)promptly deliver to the Administrative Agent (i) weekly “production monitor” reports and (ii) reasonably detailed weekly claims data prepared by the Borrower, in each case in accordance with the Third Amendment.

(p)(i) on or prior to March 31, 2015, prepare and deliver to the Administrative Agent a 13-week operating budget in a form reasonably acceptable to the Administrative Agent and showing intercompany transfers (as updated in accordance with clause (ii) below, the “13-Week Budget”), which shall reflect Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of its and it Non-Regulated Subsidiaries’ business during such 13-week period; and (ii) no later than five (5) Business Days after the last day of each calendar month beginning on April 30, 2015, prepare and deliver to the

Administrative Agent a four-week update to the most recently delivered 13-Week Budget, which shall reflect Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of its and its Non-Regulated Subsidiaries’ business during the additional four-week period that follows the then applicable 13-week period covered by the most recently delivered 13-Week Budget.”

1.5.Amendment to Section 5.07.  Section 5.07 of the Credit Agreement shall be amended by adding the following clause (c):

“(c)The Borrower shall participate in a monthly conference call with the Administrative Agent and Lenders to be held at such time as may be reasonably agreed to by Borrower and Administrative Agent to discuss the actuarial reserves and reserve development of the Regulated Insurance Subsidiaries, at which shall be present the Chief Actuary of the Borrower and such other senior officers of the Loan Parties as may be reasonably requested to attend (by telephone) by the Administrative Agent or the Required Lenders, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting.”

2.WAIVER AND CONSENT.

2.1 Waiver. The Lenders hereby waive (a) the requirement of Section 6.13 of the Credit Agreement that the Risk-Based Capital Ratio for any Regulated Insurance Subsidiary shall be greater than 350% as of December 31, 2014 and as of March 31, 2015 (the “Designated Event”), (b) any other Default or Event of Default or any other breach of the Credit Agreement or any other Loan Document related to, or arising from, the Designated Event, and (c) any other Default or Event of Default or any other breach of the Credit Agreement or any other Loan Document arising out of any failure by Borrower to provide any notice of the Designated Event

2.2Consent.  Notwithstanding anything in the Credit Agreement to the contrary, the Lenders hereby consent to the Borrower entering into that certain capital contribution agreement in the form provided to the Lenders at 2:12 P.M. (New York time) on March 30, 2015.

3.REPRESENTATIONS AND WARRANTIES OF THE BORROWER.  In order to induce the Lenders and the Agents to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agents that the following statements are true, correct and complete:

3.1.Power and Authority.  Each of the Loan Parties has all requisite corporate or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement as amended hereby.

3.2.Corporate Action.  The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Loan Parties.

3.3.No Conflict or Violation or Required Consent or Approval.  The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order of any Governmental Authority or arbitrator binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), and do not and will not require any consent or approval of any Person (other than any approval or consent obtained and is in full force and effect or approvals or consents the failure to obtain could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the transaction contemplated hereby).

3.4.Execution, Delivery and Enforceability.  This Amendment has been duly executed and delivered by each Loan Party which is a party hereto and is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity.  The Agents’ Liens in all Collateral continue to be valid, binding and enforceable Liens which secure the Obligations to the extent valid, binding and enforceable on the Closing Date, except as enforceability may be affected by applicable bankruptcy, insolvency and similar proceedings affecting the rights of creditors generally, and general principles of equity.

3.5.No Default or Event of Default.  After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default (other than the Designated Event).

3.6.No Material Adverse Effect.  No event, change or condition has occurred since the Closing Date that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

3.7.Representations and Warranties.  Each of the representations and warranties contained herein and in the Loan Documents is and will be true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects as of such earlier date).

4.CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.  This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agents (by hand delivery, mail, telecopy or other electronic transmission) by each Loan Party, each Lender, and only if and when each of the following conditions is satisfied or waived:

4.1.No Default or Event of Default; Accuracy of Representations and Warranties. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default (other than the Designated Event) shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects as of such earlier date)) and the Administrative Agent shall have received an officer’s certificate from the Borrower confirming the same.

4.2.Amendment to Closing Date Subordinated Credit Agreement.  The Administrative Agent shall have received a duly executed copy of an amendment and waiver to the Closing Date Subordinated Credit Agreement substantially in the form attached as Exhibit A hereto, making amendments thereto that correspond to those made herein and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

4.3.Delivery of Documents.  The Administrative Agent shall have received the following financial statements:

(a)Borrower’s consolidated (and, with respect to the Regulated Insurance Subsidiaries as a group and their consolidated Subsidiaries, consolidating) balance sheet and related statements of income and cash flows for the fiscal month ending January 31, 2015, showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, including a statement of profits and losses for the last twelve month period;

(b)Borrower’s and its Non-Regulated Subsidiaries’ consolidated statement of cash flow as of February 28, 2015, and the then elapsed portion of the fiscal year, in a form reasonably acceptable to the Administrative Agent; and

(c)Borrower’s and its Non-Regulated Subsidiaries’ consolidated monthly statements of projected cash flows for the fiscal year 2015, in a form reasonably acceptable to the Administrative Agent.

4.4.Fees and Expenses.  The Administrative Agent shall have received on the Fourth Amendment Effective Date (a) the Initial Fourth Amendment Fee which shall have been paid-in-kind in accordance with Section 2.05 of the Credit Agreement, as amended by the Fourth Amendment, and (b) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby (in the case of legal fees and expenses, limited to the reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent); provided that, the Administrative Agent and/or Latham & Watkins LLP shall have provided to the Borrower reasonably detailed supporting backup documentation at least one Business Day prior to March 31, 2015.

5.EFFECTIVE DATE.  This Amendment shall become effective (the “Fourth Amendment Effective Date”) as of December 31, 2014 once the conditions set forth in Section 4 of this Amendment are satisfied or waived.

6.EFFECT OF AMENDMENT; RATIFICATION.  This Amendment is a Loan Document.  From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement and other Loan Documents shall mean the Credit Agreement as amended hereby.  Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

7.MISCELLANEOUS.  Each of the Loan Parties confirms that as amended hereby, each of the Loan Documents to which it is a party is in full force and effect, and that as of the date hereof, none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

8.APPLICABLE LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.NO WAIVER.  The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

10.COMPLETE AGREEMENT.  This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document.

11.CAPTIONS; COUNTERPARTS; LENDER DIRECTION.  The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or other electronic transmission), all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or pdf electronic delivery shall be effective as delivery of a manually executed counterpart hereof.  Each of the Lenders party hereto hereby directs Credit Suisse AG, Cayman Islands Branch to execute this Amendment in its capacity as Administrative Agent and Collateral Agent under the Credit Agreement.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Fourth Amendment to Credit Agreement as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC.,
as Borrower
By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: CEO
LOAN PARTIES:
AFFIRMATIVE INSURANCE HOLDINGS, INC.
AFFIRMATIVE MANAGEMENT SERVICES, INC.
AFFIRMATIVE SERVICES, INC.
AFFIRMATIVE INSURANCE GROUP, INC.
AFFIRMATIVE UNDERWRITING SERVICES, INC.
AFFIRMATIVE INSURANCE SERVICES, INC.
AFFIRMATIVE, L.L.C., (f/k/a USAgencies, L.L.C.)
AFFIRMATIVE GENERAL AGENCY, INC., (f/k/a USagencies Management Services, Inc.)

By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: CEO

Signature Page to Fourth Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and as Collateral Agent

By:	/s/ Robert Healey
Name: Robert Healey
Title: Authorized Signatory
By:	/s/ Matthew M. Tuck
Name: Matthew M. Tuck
Title: Managing Director

Signature Page to Fourth Amendment to Credit Agreement

The Lender acknowledges and agrees that this signature page shall be fully valid and binding upon the Lender upon its execution and delivery by the Lender to the Administrative Agent and may not thereafter be revoked, terminated or cancelled by the Lender.

[LENDER]
as a Lender

By:	/s/ Lender
Name:
Title:

DM_US 59642294-10.074429.0057